Exhibit 99

DAIMLERCHRYSLER MASTER OWNER TRUST: Reconciliation of Cash Flows
Collection Period: December 1, 2004 through December 31, 2004
Accrual Period: Dec 15, 2004 through Jan 17, 2004
Distribution Date: January 18, 2005	Cash Flows Page 1 of 2

	Trust		Seller's	DCMOT	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		Interest	2002-A	2002-B	2003-A	2004-A	2004-B
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections	57,629,918.92	*	21,337,996.69	11,166,745.30	5,583,372.65	8,375,058.98	5,583,372.65	5,583,372.65
Recoveries on Defaulted Receivables	519,285.46	*	192,270.12	100,620.11	50,310.05	75,465.08	50,310.05	50,310.05
Investment Income on Collection Account	18,687.26		6,919.13	3,620.97	1,810.48	2,715.72	1,810.48	1,810.48
PFA Earnings	0.00		n/a	0.00	0.00	0.00	0.00	0.00
PFA Earnings Shortfall	0.00	*	n/a	0.00	0.00	0.00	0.00	0.00
Series EFA Earnings	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Principal Collections	4,668,954,402.80	*	1,728,722,431.89	904,686,760.28	452,343,380.14	678,515,070.21	452,343,380.14	452,343,380.14
Miscellaneous Payments	0.00	*	n/a	0.00	0.00	0.00	0.00	0.00
Balance in Principal Funding Accounts	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Balance in Excess Funding Account	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00

Total Available	4,727,122,294.44		1,750,259,617.83	915,957,746.66	457,978,873.32	686,968,309.99	457,978,873.32	457,978,873.32

AMOUNTS DISBURSED
Interest Due to Noteholders	14,998,958.33		n/a	4,651,388.89	2,302,083.33	3,474,375.00	2,292,638.89	2,278,472.22
Principal Due to Noteholders	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Principal to Principal Funding Accounts	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Principal to Excess Funding Account	0.00		n/a	0.00	0.00	0.00	0.00	0.00
Servicing Fees	10,567,059.25	*	4,614,678.29	1,831,501.83	915,750.92	1,373,626.37	915,750.92	915,750.92
Excess Avail Interest Amount to Seller	32,601,874.06	*	16,922,507.65	4,788,095.66	2,417,658.93	3,605,238.41	2,427,103.37	2,441,270.04
Excess Avail Principal Amount to Seller	4,668,954,402.80	*	1,728,722,431.89	904,686,760.28	452,343,380.14	678,515,070.21	452,343,380.14	452,343,380.14
Excess Funding Account Balance to Seller	0.00	*	n/a	0.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00

Total Disbursements	4,727,122,294.44		1,750,259,617.83	915,957,746.66	457,978,873.32	686,968,309.99	457,978,873.32	457,978,873.32

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00

* NET FUNDS TRANSFER TO/(FROM) BNY:	3,380,271.07

Cash Flows Page 2 of 2

INSTRUCTIONS TO THE BANK OF NEW YORK

1. Receive funds from:

DCWR	3,380,271.07
Investment Income	18,687.26
Collection Account	11,600,000.00	*
Balance in EFA and PFA	0.00
	14,998,958.33
2. Distribute funds to:

Series Noteholders	14,998,958.33
DCWR	0.00
EFA and PFA	0.00
	14,998,958.33

3. Verify account balances in Collection and Funding Accounts.